Exhibit 99.1

FOR IMMEDIATE RELEASE:

Savient Pharmaceuticals, Inc. Corrects Method of Recognizing Revenue from Certain Product Sales and Will Amend and Restate Previously Reported Unaudited Interim Results; No Effect Expected on 2004 Full-Year or Previously Reported 2003 Full-Year Results

East Brunswick, N.J., January 5, 2005 – Savient Pharmaceuticals, Inc. (NASDAQ: SVNT) announced today that it has corrected the method by which it recognizes revenue for certain of its product sales. As a result of this correction, the Company expects to amend and restate previously reported unaudited interim results for the third quarter of 2004. The Company is currently examining records for shipments in prior quarters in 2003 and 2004 to determine whether restatement of any other quarterly periods is required. However, the Company does not expect that this change will have any effect on the full-year reported revenues, earnings or cash flows for 2003 and 2004 or any periods prior to 2003.

The Company has historically recognized product revenues when product was shipped and collectability was probable, net of discounts, sales incentives, sales allowances and reserves for sales returns. However, the Company has determined that its contracts with its most significant U.S.-based customers have included terms that transfer title to product upon delivery. These contracts cover the majority of the Company’s sales to U.S. drug wholesalers beginning in 2003. In general, the Company’s shipping methods take up to five business days from shipment until delivery. As a result, some revenues may have been recognized up to five days earlier than permitted under generally accepted accounting principles. This correction does not affect the amount of revenue that the Company will ultimately recognize, although it will affect (by one to five days) the timing of revenue recognition. As a result, some shipments made during the final week of a quarter should have been recognized in the subsequent quarter.

The Company has determined that the required change in accounting to correct for these timing differences will require a restatement of its previously reported unaudited interim results for the third quarter and nine months year-to-date of 2004. The table below summarizes the Company’s reported total revenues, income (loss) before taxes, net income (loss) and earnings (loss) per common share, both on an as reported and as restated basis to reflect the proper recognition of revenues in the third quarter of 2004.

	Quarter Ended		9 Months YTD

($ in thousands, except per share amounts)	Reported	Restated	Reported	Restated

Total revenues	$26,371	$25,439	$77,552	$76,620
Income (loss) before taxes	$(3,312)	$(4,170)	$(16,952)	$(17,810)
Net income (loss)	$(4,462)	$(5,320)	$(35,088)	$(35,946)
Earnings (loss) per common share, diluted	$(0.07)	$(0.09)	$(0.59)	$(0.60)

This restatement involves a transfer to the fourth quarter of 2004 of revenue that was previously recognized in the third quarter of 2004. There is not expected to be any transfer of revenue from the fourth quarter of 2004 into the first quarter of 2005, because there were few shipments made in the final week of each year.

The Company has requested records from its former distributor and common carriers for shipments in 2003 and the first quarter of 2004. The Company will then examine those records to determine whether the interim quarterly financials for 2003 and the first two quarters of 2004 will require restatement. The Company expects to complete its review of those records within approximately four weeks. Following that review, the Company will file an amended quarterly report on Form 10-Q for the quarter ended September 30, 2004, and as may be required for any prior quarters. The Company does not expect to restate the previously reported audited financial statements for the full year ended December 31, 2003, and there is no expected effect on the full-year results for 2004, because there were few shipments made in the final week of each year.

About Savient Pharmaceuticals, Inc.

Savient Pharmaceuticals, Inc. is engaged in developing, manufacturing, and marketing pharmaceutical products that address unmet medical needs in both niche and wider markets. Products marketed by Savient in the United States are Oxandrin(R) (oxandrolone, USP) and Delatestryl(R) (testosterone enanthate). Savient’s subsidiary, Rosemont Pharmaceuticals Limited, develops, manufactures, and markets through its own sales force oral liquid formulations of prescription products for the UK pharmaceutical market. Savient’s Israeli subsidiary, Bio-Technology General (Israel) Ltd., manufactures and markets in Israel Bio-Tropin(TM) (recombinant human growth hormone), BioLon(R) (sodium hyaluronate for ophthalmic surgery), Bio-Hep-B(R) (hepatitis B vaccine), and Arthrease(TM) (sodium hyaluronate for osteoarthritis). Products marketed by Savient’s licensees are Mircette(R) (oral contraceptive), and BioLon(R) in the United States, and Bio-Tropin(TM), BioLon(R), Bio-Hep-B(R), Silkis(R) (vitamin D derivative), and recombinant human insulin, in international markets. Savient’s news releases and other information are available on Savient’s website at www.savientpharma.com.

Arthrease is a trademark of DePuy Orthopaedics, Inc., except in Israel, where it is owned by Bio-Technology General (Israel) Ltd., Savient’s wholly owned subsidiary; Mircette is a registered trademark of Organon, Inc.; Puricase is a registered trademark of Mountain View Pharmaceuticals, Inc.; Silkis is a registered trademark of Galderma S.A.

This news release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this report regarding Savient’s expected timing of revenues, timing of filing amended quarterly reports and results of operations are forward-looking statements. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will” and other similar expressions help identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements involve substantial risks and uncertainties and are based on current expectations, assumptions, estimates and projections about Savient’s business and the biopharmaceutical and specialty pharmaceutical industries in which Savient operates. Such risks and uncertainties include, but are not limited to, delay or failure in developing Prosaptide, Puricase and other product candidates; difficulties of expanding Savient’s product portfolio through in-licensing; disruption of management and costs associated with the divestiture of Savient’s operations in Israel; introduction of generic competition for Oxandrin; fluctuations in buying patterns of wholesalers; potential future returns of Oxandrin or other products; difficulties in obtaining financing; potential development of alternative technologies or more effective products by competitors; reliance on third-parties to manufacture, market and distribute many of Savient’s products; economic, political and other risks associated with foreign operations; risks of maintaining protection for Savient’s intellectual property; risks of an adverse determination in on-going or future intellectual property or other litigation; and risks associated with stringent government regulation of the biopharmaceutical and specialty pharmaceutical industries. Savient may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on Savient’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that Savient makes. Savient’s forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that Savient may make. Savient does not assume any obligation to update any forward-looking statements.

SOURCE: Savient Pharmaceuticals, Inc.

CONTACTS:

Wolfe Axelrod Weinberger Associates: Don Weinberger – 212-370-4500	Savient Pharmaceuticals, Inc.: Jenene Thomas – 732-565-4716